Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2025, with respect to the consolidated financial statements of Pasithea Therapeutics Corp. for the year ended December 31, 2024 included in the Annual Report on Form 10-K.

/s/ Marcum LLP

Marcum LLP
Hartford, CT
September 9, 2025